Exhibit 10.8
Execution Version
Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Senti Biosciences, Inc.
2 Corporate Drive, First Floor
South San Francisco, CA 94080
August 7, 2023
GeneFab, LLC
1101 Marina Village Parkway
Suite 201
Alameda, CA 94501
Re:     Option to Purchase Shares of Common Stock
Ladies and Gentlemen:
This letter agreement (this “Agreement”) confirms our mutual agreement that, pursuant to that certain Framework Agreement, dated August 7, 2023 (the “Framework Agreement”), by and among Valere Bio, Inc. (“TopCo”), a Delaware corporation, GeneFab, LLC, a Delaware limited liability company and a wholly-owned subsidiary of TopCo (the “Holder”), and Senti Biosciences, Inc. (the “Company”), the Company hereby grants to the Holder the right and option, but not the obligation, to purchase shares of Common Stock from the Company on the following terms and conditions:
1.    Purchase Option. At any time during the period (a) beginning on the date on which the Company and the Holder enter into the License Agreement as contemplated under Section 6.5 of the Framework Agreement and (b) ending on the earlier of (i) the Termination Date (as defined below) or (ii) August 7, 2026 (the “Option Period”), the Holder shall be entitled to purchase, at the Holder’s election and in its sole discretion (the “Purchase Option”), up to an aggregate of 19,633,444 shares of Common Stock (the “Shares”), at a purchase price of $1.01867 per share (subject to the adjustments as set forth herein, the “Purchase Price”). The Purchase Option may be exercised by the Holder in up to ten installments as further set forth below, by delivering written notice of such exercise to the Company in accordance with the notice provisions set forth in Section 10.1 of the Framework Agreement that sets forth the number of the Shares to be purchased pursuant to such exercise (the “Exercise Notice”) and by paying the aggregate Purchase Price therefor. The closing of each exercise of the Purchase Option shall take place within two (2) Business Days of the Holder’s delivery of the Exercise Notice to the Company.
2.    Adjustment of Purchase Price. The Purchase Price shall be adjusted from time to time as set forth in this Section 2.

(a)    Subdivisions, Combinations and Other Issuances. During the Option Period, in the event that the outstanding shares of Common Stock are subdivided (by stock split, issuance of additional shares as a stock dividend or otherwise) into a greater number of shares, the Purchase Price shall be proportionately decreased, or proportionately increased in the event the outstanding shares of Common Stock are combined (by reclassification, reverse stock split or otherwise) into a lesser number of shares. Any adjustment under this Section 2(a) shall become effective (i) in the case of any subdivision or combination, at the close of business on the date the subdivision or combination becomes effective, or (ii) in the case of an issuance of additional shares of Common Stock as a stock dividend, as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. Appropriate adjustments shall also be made to the Purchase Price payable per share for the remaining Shares subject to the then-unexercised portion of the Purchase Option.
(b)    Adjustments for Dividends and Distributions. In case that the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive a dividend or other distribution payable with respect to the Common Stock that is payable in (i) securities of the Company or (ii) evidence of indebtedness, rights, warrants, cash or other assets which dividend or distribution is actually made (other than in the case of each of clause (i) and clause (ii), issuances with respect to which adjustment is made under Sections 2(a) or 2(c)) (each a “Dividend Event”), then, and in each such case, the Purchase Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by [***]. In the event that such distribution is not so made, the Purchase Price then in effect shall be readjusted, effective as of the date when the Company’s board of directors (the “Board”) determines not to distribute such securities, evidences of indebtedness, rights, warrants, cash or other assets, as the case may be, to the Purchase Price that would then be in effect if such record date had not been fixed.
(c)    Fundamental Transactions.
(i)    During the Option Period, in the event that the Company enters into a definitive agreement to effect, or solicits stockholder approval for, a Fundamental Transaction, then, except if such notice shall constitute material, non-public information, the Company shall send a notice to the Holder of such transaction prior to the applicable record or effective date on which a stockholder would need to hold shares of Common Stock in order to participate in or vote with respect to such transaction (the “Fundamental Transaction Notice”); provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. The Holder may, at its own discretion, exercise the Purchase Option with respect to any remaining shares purchasable under this Agreement by delivering an Exercise Notice to the Company (which exercise may be made contingent and effective upon the consummation of the Fundamental Transaction if so specified in the notice) by the time as set forth in such Fundamental Transaction Notice, but in no event prior to a date that is at least [***]. To the extent that Stockholder Approval is required to issue the remaining Shares to the Holder pursuant to Nasdaq rules, the Company shall include a proposal to obtain such Stockholder Approval in the proxy statement related to the Fundamental Transaction.

(ii)    During the Option Period, the Company shall not enter into a binding agreement relating to or consummate a Fundamental Transaction (x) unless the Successor Entity assumes all of the obligations of the Company under this Agreement in accordance with the provisions of this Section 2(c); provided, however, (y) if the Successor Entity does not agree to assume all of the obligations of the Company under this Agreement in accordance with Section 2(c)(ii)(x), the Company shall provide the Holder with the Fundamental Transaction Notice in accordance with Section 2(c)(i) and the Holder’s right thereunder shall not be affected; provided further that, should the Holder fail to exercise any portion of remaining then unexercised Purchase Option in accordance with Section 2(c)(i), this Agreement, including the Purchase Option, shall terminate and cease to be of any further force and effect upon consummation of such Fundamental Transaction.
(iii)    In the case of Section 2(c)(ii)(x), (1) it shall be a required condition to the consummation of any Fundamental Transaction that any Successor Entity shall succeed to the rights and obligations of the Company under this Agreement and (2) upon consummation of the Fundamental Transaction in which the Company is not the Successor Entity, the Company or the Successor Entity, as applicable, shall deliver to the Holder confirmation that there shall be issued upon exercise of this Purchase Option at any time after the consummation of the Fundamental Transaction, shares of capital stock of the Successor Entity (the “Successor Capital Stock”) or, in lieu of the Successor Capital Stock, such shares of stock, securities, cash, assets or any other property whatsoever, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction, had this Purchase Option been exercised for the maximum number of then available Shares immediately prior to the consummation of such Fundamental Transaction, as adjusted in accordance with the provisions of this Agreement. Notwithstanding the foregoing, in the case of Section 2(c)(ii)(x) above, if holders of Common Stock are given any choice as to the securities, cash or other assets to be received in a Fundamental Transaction, then the Holder shall be given the same choice as the consideration it receives upon any exercise of the Purchase Option following a Corporate Event. In the case of Section 2(c)(ii)(x) above, in addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity shall ensure that, the Holder will thereafter have the right to receive upon exercise of the Purchase Option at any time after the consummation of the Corporate Event, Successor Capital Stock or, if so elected by the Holder, in lieu of the Successor Capital Stock purchasable upon the exercise of the Purchase Option prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever which the Holder would have been entitled to receive upon the consummation of such Corporate Event, had the Purchase Option been exercised for the maximum number of then available Shares immediately prior to such Corporate Event.
(iv)     In the case of Section 2(c)(ii)(y), if (x) the consideration payable to the Company or its stockholders in the Fundamental Transaction consists solely of cash and (y) Purchase Option is “in the money” based on the per share price of the consideration of the Fundamental Transaction (that is, the per share price of the consideration of the Fundamental Transaction exceeds $1.01867 (subject to the adjustment as set forth in Sections 2(a) and 2(b)), then all remaining then unexercised portions of the Purchase Option will be deemed automatically exercised for the remaining shares subject to the Purchase Option on a [***] effective upon the consummation of the Fundamental Transaction without the Holder paying any additional cash consideration. If the consideration payable to the Company or its stockholders in the Fundamental Transaction includes consideration other than cash, and/or the Purchase Option is not “in the money” based on the per share price of the consideration of the Fundamental Transaction (that is, the per share price of the consideration of the Fundamental Transaction is less than $1.01867 (subject to the adjustment as set forth in Sections 2(a) and 2(b)), then notwithstanding the last two sentences of Section 1, the Holder shall deliver the aggregate Purchase Price to the Company’s designated bank account for such Exercise Notice prior to or upon the consummation of the Fundamental Transaction.
3.    Common Stock Cap. During the Option Period, (a) prior to the receipt of Stockholder Approval (as defined below), the Holder may exercise the Purchase Option in installments of up to [***] shares of Common Stock (the “Common Stock Cap”), which equals 19.9% of the Company’s outstanding shares of Common Stock as of the date hereof, with an initial installment of at least [***] shares of Common Stock (the “Initial Installment”), and (b) following the receipt of Stockholder Approval, the Holder may exercise the Purchase Option in additional installments and up to the remaining number of Shares not previously purchased pursuant to clause (a) above. For purposes of the foregoing, “Stockholder Approval” shall mean the requisite approval of the Company’s stockholders under applicable rules of the Nasdaq Global Market or such other national exchange on which the Common Stock may then be listed (the “Principal Exchange”) to permit the Company’s issuance of shares of Common Stock in excess of the Common Stock Cap to the Holder. The Common Stock Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction affecting the Common Stock. The Company shall not be required or permitted to issue, and the Holder shall not be required or permitted to purchase, any shares of Common Stock under this Agreement if such issuance would breach the Company’s obligations under the rules or regulations of the Principal Exchange. Subject to Section 2(c) herein, to the extent that Stockholder Approval is required pursuant to Nasdaq rules to issue any Shares to the Holder pursuant to an Exercise Notice, the Company shall promptly prepare and deliver a proxy statement that includes a proposal to obtain such Stockholder Approval.
4.    Registration Rights.
(a)    Shelf Registration. At the Holder’s written request, the Company shall use commercially reasonable efforts to prepare and file with the Commission up to four Registration Statements covering the resale of the Shares for an offering to be made on a continuous basis pursuant to Rule 415. The Holder may make such requests to file a Registration Statement at any time when the Holder holds at least [***] purchased by the Holder under this Agreement that are not then registered on an effective Registration Statement on the date of such request; provided that, such minimum ownership requirement shall not apply whenever the Holder is an Affiliate of the Company; provided further that, [***]. Each Registration Statement shall cover the resale of the Shares that have been purchased by the Holder under this Agreement and are not then registered on an effective Registration Statement as of the trading day immediately preceding the applicable filing date of such requested Registration Statement. The Company shall use commercially reasonable efforts to cause such Registration Statements to become effective as soon as reasonably practicable following the filing thereof. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith; provided, however, that the Holder shall not be required to be named as an “underwriter” without Holder’s express prior written consent). Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its reasonable best efforts to maintain such Registration Statement and keep such Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act, including by preparation and filing with the SEC such amendments and supplements as many be necessary, until the earlier of the date that all Shares covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Holders. Notwithstanding anything to the contrary herein, to the extent there is an active Registration under this Section 4(a) covering the Shares, and the Holder wishes to request an underwritten offering from such Registration Statement (an “Underwritten Offering”), the Company shall use commercially reasonable efforts to participate in a standard due diligence process (including making senior management and auditors available and providing for a standard data room), provide for standard legal opinions and negative assurances letters from outside counsel and arrange for a market standard comfort letter.
(b)    Piggyback Rights. In the event the Company decides to register any Common Stock in connection with which an opportunity to register shares is given to any holder of Common Stock, the Company shall also deliver prompt written notice of the Company’s intent to register such Common Stock to the Holder, and the Holder shall have the opportunity to register (or cause to be registered) the number of Shares as the Holder may request, in accordance with the procedures applicable to the holders of such Common Stock who are eligible to register such Common Stock. The Holder shall be permitted to withdraw all or part of the Shares at any time at least two (2) Business Days prior to the effective date of such registration.
(c)    Underwriter Cutback. In connection with any registration of Shares, including any Underwritten Offering, the underwriter may determine that marketing factors (including an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 4 and subject to the terms of this Section 4, the underwriter may limit the number of Shares which would otherwise be included in such registration or Underwritten Offering by excluding any or all Shares from such registration or Underwritten Offering.
(d)    Expenses. All expenses incurred in connection with any registration pursuant to this Section 4, including without limitation all registration, filing and qualification fees, printer’s and accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and disbursements of one legal counsel selected by the Holder [***] shall be borne by [***] provided that fees and disbursements for such [***].

(e)    Cooperation. The Company shall use reasonable best efforts to maintain the on-going effectiveness and availability of any registration undertaken pursuant to this Section 4 until all of the Holder’s securities registered thereunder have been sold pursuant to such registration. In connection with any registration undertakes pursuant to this Section 4 that is an underwritten offering, the Company shall reasonably cooperate with the Holder and the underwriters selected by the Holder in order to facilitate such underwritten offering. Such cooperation will include making the books and records of the Company available to facilitate a standard “due diligence” review of the Company, making officers and the independent auditor firm of the Company available to participate in standard due diligence calls, arranging for a standard “comfort letter” and making the Company’s outside counsel available to provide a standard opinion and negative assurance letter.
(f)    Listing. The Company shall use its reasonable best efforts to ensure the Company remains listed as a public company on, and for Common Stock to be listed on, the Principal Exchange.
5.    Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its governing documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all of the provisions of this Agreement and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid Shares upon the exercise of this Purchase Option.
6.    Securities Law Matters.
(a)      Investment Purpose. The Holder is entering into this Agreement and acquiring the Shares, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Holder does not agree to hold any of the Shares for any minimum or other specific term.
(b)    Accredited Investor; Access to Information. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act, and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares. The Holder has been furnished with materials relating to the offer and sale of the Shares that have been requested by the Holder, including all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act and the Exchange Act, and the Holder has been afforded the opportunity to ask questions of the Company.
(c)    Reliance on Exemptions. The Holder understands that the Company intends for the Shares to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Shares.
(d)    Restricted Securities. The Holder understands that the Shares will be characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.
(e)    No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
7.    Termination. In the event that Holder fails to make any payment [***] to the Company when such payment becomes due and payable on the date that occurs [***] the Company shall have the right, but not the obligation, to terminate this Agreement (which shall then be deemed the “Termination Date”), including the Purchase Option.
8.    Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a)    “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person; provided that, in the case of the Holder, “Affiliate” shall also include (to the extent applicable) Persons controlled or managed by the Holder or any of its Affiliates.
(b)    “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in San Francisco, California and Hong Kong Special Administrative Region are authorized or obligated by applicable laws to close.
(c)    “Common Stock” means (i) the Company’s Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.
(d)    “Designated Expert” means an impartial and disinterested appraisal or valuation firm of national reputation as may be mutually and reasonably agreed upon in a timely manner by the Company and the Holder at the Company’s expense; provided, however, that if the Company and the Holder shall fail to agree to the identity of such firm within [***] then the Company and the Holder shall each select an independent valuation expert within [***], and such valuation experts shall mutually agree upon the determinations then the subject of appraisal (including, if applicable, the Fair Market Value). If within [***] after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within [***] thereafter by the mutual consent of such first two appraisers, or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within [***] after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by [***] the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Holder; otherwise, the average of all three determinations shall be binding upon the Company and the Holder. The costs of conducting any appraisal procedure shall be borne by [***]. The Company and the Holder acknowledge, covenant and agree that the Option Period shall be extended automatically during the pendency of such valuation exercise and, if necessary, for [***] following the conclusion thereof to complete the exercise of the Purchase Option. During the pendency of such valuation exercise, the parties will (i) cooperate with the Designated Expert, (ii) have the opportunity to make presentations and provide supporting material to the Designated Expert in support of their positions and (iii) subject to customary confidentiality agreements, provide the Designated Expert with access to the Company’s books and records, personnel, and representatives, and such other information as the Designated Expert may require in order to render its determination.
(e)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(f)    “Fair Market Value” of one share of Common Stock shall mean the average of the closing or last reported sale prices of such share of Common Stock on the Principal Exchange as published in The Wall Street Journal, over the ten (10) consecutive trading days immediately preceding the date of determination of fair market value. “Fair Market Value” of any securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of the Common Stock shall mean the fair market value as determined by the Board in good faith or, if the Holder objects to the Board’s determination of fair market value within ten (10) days of receipt of notice thereof, such fair market value as determined by the Designated Expert.
(g)    “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) to one or more Persons, or (iii) reorganize, recapitalize or reclassify its Common Stock; or (B) that any Person individually or Persons in the aggregate, directly or indirectly (including through the Company, its subsidiaries, Affiliates or otherwise), in one or more related transactions, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(h)    “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(i)    “Securities Act” means the Securities Act of 1933, as amended.
(j)    “Successor Entity” means one or more Person or Persons formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons with which such Fundamental Transaction shall have been entered into.
9.    Miscellaneous.
(a)    Assignment. The Holder may transfer or assign the Purchase Option to its Affiliates at any time without the consent of the Company.
(b)    Remedies and Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available under this Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
(c)    Severability. If at any time any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this Agreement shall not affect the validity and enforceability of the rest of this Agreement. If any provision or part-provision of this Agreement is invalid, illegal or unenforceable, the parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the intended commercial result of the original provision.
(d)    Governing Law and Dispute Resolution. This Agreement, including all issues and questions concerning the application, construction, validity, interpretation, and enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflict of laws provisions. The parties agree that any dispute, controversy, difference, or claim arising out of, relating to, or in connection with this Agreement, including any question regarding its existence, validity, or termination or any dispute regarding non-contractual obligations arising out of or relating to this Agreement, shall be resolved in accordance with Section 10.9 of the Framework Agreement, which is hereby incorporated by reference and shall apply mutatis mutandis as if set forth herein.
(e)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please acknowledge your agreement to the foregoing terms by countersigning below.

Sincerely,

Senti Biosciences, Inc.

/s/ Timothy Lu
Timothy Lu, M.D., Ph.D.
Chief Executive Officer & President

Acknowledged and agreed:

GeneFab, LLC

By its sole member:

Valere Bio, Inc.

/s/ Donald Tang
Name: Donald Tang
Title: President